UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 24, 2008
NATIONAL CITY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-10074	No. 34-1111088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 East Ninth Street Cleveland, Ohio	44114-3484

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 222-2000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported by National City Corporation (“National City”) in its Current Report on Form 8-K dated October 24, 2008, on October 24, 2008, National City and The PNC Financial Services Group, Inc. (“PNC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, National City will merge with and into PNC (the “Merger”) with PNC continuing as the surviving corporation.
Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both companies, if the Merger is completed, each share of National City common stock will be converted into 0.0392 (the “Exchange Ratio”) of a share of PNC common stock. Preferred stock of National City will be exchanged for preferred stock issued by PNC having substantially identical terms. In addition, as of consummation of the Merger, outstanding National City stock options and other stock-based awards will be converted into stock options and other stock-based awards with respect to shares of PNC’s common stock, with adjustments to reflect the Exchange Ratio.
The Merger Agreement, included as Exhibit 2.1, contains (a) representations and warranties of National City and PNC, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, reports, financial statements, absence of changes and compliance with law and, in the case of National City, with respect to its employee benefit plans; (b) covenants of National City and PNC to conduct their respective businesses in the ordinary course until the Merger is completed; and (c) covenants of National City and PNC not to take certain actions during such period. National City has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.
The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties (a) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement, (b) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a knowing breach as of the date of the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) may have been included in the Merger Agreement for the purpose of allocating risk between National City and PNC rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the joint proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other documents that each of National City and PNC file with the Securities and Exchange Commission (“SEC”).
The Board of Directors of National City has adopted a resolution recommending approval and adoption of the Merger Agreement by its stockholders and National City has agreed to submit the Merger Agreement to its stockholders for consideration. The Board of Directors of PNC has adopted a resolution recommending approval of the issuance of PNC common stock in the Merger by its shareholders and PNC has agreed to submit a proposal for such issuance to its shareholders for consideration.
Consummation of the Merger is subject to certain customary conditions, including, among others, approval of the shareholders of both National City and PNC, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of the other party, and material compliance by the other party with its obligations under the Merger Agreement.
The Merger Agreement contains certain termination rights for National City and PNC, as the case may be, applicable upon: final, non-appealable denial of required regulatory approvals or injunction prohibiting the transactions contemplated by the Merger Agreement; the first anniversary of the date of the Merger Agreement if the Merger has not been completed by that time; a breach by the other party that is not or cannot be cured within 60 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; the other party’s shareholders failing to approve the transaction by the required vote and the terminating party’s Board of Directors determining in good faith by a majority vote that the other party has substantially engaged in bad faith in breach of its obligations under the Merger Agreement to negotiate a restructuring of the transaction (it being understood that neither party shall have any obligation to alter or change the amount or kind of the merger consideration) and to resubmit the transaction to such party’s shareholders for approval; or a failure by the Board of Directors of National City to recommend the Merger to its stockholders or a recommendation by the Board of Directors of National City to National City’s stockholders of an alternative business combination transaction.
The foregoing description of the of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.
In connection with the Merger Agreement, National City has granted to PNC an irrevocable option (the “Option”) to purchase, under certain circumstances, up to 19.9% of its outstanding common shares at a price, subject to certain adjustments, of $2.75 per share (the “Stock Option Agreement”). A copy of the Stock Option Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference, and the description of the Stock Option Agreement set forth herein is qualified in its entirety by reference to such Exhibit.

Corsair Capital LLC (“Corsair”), which owns approximately 7.8 percent of outstanding National City common shares, has agreed with PNC to vote all National City common shares it owns in favor of the transaction and otherwise support the transaction. Pursuant to the terms of the Investment Agreement, dated April 20, 2008, as amended, and the Warrant issued by National City to Corsair on May 2, 2008, and the terms of similar investment agreements and warrants with certain other National City investors, National City expects to issue approximately 328 million shares of common stock in the aggregate, assuming that the price of National City common stock the day before completion of the merger is at least $2.07. In addition, National City expects to make an aggregate payment of $384 million to Corsair and such investors pursuant to the terms of their warrants, which may be payable in cash or stock at National City’s option.
Based on PNC’s closing NYSE stock price of $56.88 on October 23, 2008, the transaction values each share of National City’s common stock at $2.23. The transaction is currently anticipated to close by Dec. 31, 2008.
Item 9.01 Financial Statements and Exhibits.
     (d)       Exhibits.
     2.1       The Merger Agreement.
     99.1     The Stock Option Agreement.

     The proposed Merger will be submitted to National City’s and PNC’s shareholders for their consideration. PNC will file a registration statement with the SEC, which will include a joint proxy statement/prospectus, and each of National City and PNC may file other relevant documents concerning the proposed Merger. Shareholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus when they become available, as well as any other relevant documents concerning the proposed Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about National City and PNC, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.nationalcity.com/investorrelations and www.pnc.com/secfilings. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to Jill Hennessey, National City Corporation, Senior Vice President, Investor Relations, Department 2229, P.O. Box 5756, Cleveland, OH 44101-0756, (800) 622-4204; or to PNC Financial Services Group, Inc, Shareholder Relations at (800) 843-2206 or via e-mail at investor.relations@pnc.com.
     National City and PNC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of National City in connection with the proposed Merger. Information about the directors and executive officers of National City is set forth in the proxy statement for National City’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 7, 2008. Information about the directors and executive officers of PNC is set forth in the proxy statement for PNC’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the joint proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CITY CORPORATION (Registrant)
By:	/s/ Carlton E. Langer
	Name:	Carlton E. Langer
	Title:	Vice President and Assistant Secretary
Dated: October 30, 2008

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